UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: July 11, 2005
(Date of earliest event reported)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

              Delaware                        0-22290                          84-1271317
(State or other jurisdiction                 (Commission                        (I.R.S. Employer
       of incorporation)                    File Number)                    Identification Number)

                                      1263 Lake Plaza Drive Suite A, Colorado Springs, CO 80906
                        (Address of principal executive offices) (Zip Code)

                           Registrant's telephone number, including area code:  719-527-8300

Item 8.01. Other Events.
Century Casinos, Inc. hereby updates its description of common stock as follows:

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. A description of the material terms and provisions of our certificate of incorporation and bylaws affecting the rights of the common stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws.

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by our board of directors out of funds legally available. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no conversion or preemptive rights and no redemption rights except as described under the heading “— Business Combinations with Interested Stockholder; Redemption Provisions” below.

Our common stock currently trades on the NASDAQ SmallCap Market under the symbol “CNTY.” As of December 31, 2004, there were 90 holders of record of our common stock. We estimate that there are approximately 3,000 beneficial owners of our common stock.

Redemption Provisions

Our certificate of incorporation provides that our shares of capital stock are subject to repurchase if in the judgment of our board of directors such repurchase is necessary to obtain or maintain a license or franchise to conduct any portion of our business.

We must provide such security holders with 30 days’ written notice of our intent to redeem the securities held by them, subject to certain exceptions. Following the expiration of a 30-day notice period, any securities selected for redemption by our board of directors cease to entitle the holder thereof to any rights other than the right to receive the redemption price for such securities. The redemption price will generally be the average closing price of the securities to be redeemed for the 45 trading days preceding the redemption date.

Anti-Takeover Effects

Provisions of Delaware law, our certificate of incorporation, our bylaws and our stockholder rights plan described below could have the effect of delaying, deferring or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board, and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us. They may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions.

Business Combinations with Interested Stockholder; Redemption Provisions

Our certificate of incorporation prohibits us from engaging in a “business combination” with an “interested stockholder” without the approval by affirmative vote of the holders of at least 80% of our outstanding voting stock, unless:

• Prior to completion of the business combination, a majority (but not fewer than two) of the “continuing directors” approve such business combination. “Continuing directors” means directors other than the relevant interested stockholder or an affiliate, associate, employee, agent or nominee of such interested stockholder, or a relative of the foregoing, who were either (i) directors prior to the time such interested stockholder became an interested stockholder, or (ii) successors of such a continuing director who are recommended or elected to succeed such continuing director by a majority of the continuing directors then on our board; or

• Stockholders other than the interested stockholder are entitled to receive consideration in such business combination that exceeds certain thresholds set forth in our certificate of incorporation.

For purposes of this provision of our certificate of incorporation, a “business combination” includes mergers, asset sales or other transactions with or suggested by an interested stockholder, with an “interested stockholder” being defined as (i) a person who, together with affiliates and associates, owns, or within two years prior to the date of determination that the person is an “interested stockholder,” did own, 5% or more of the corporation’s voting stock, or (ii) an assignee, in any transaction not involving a public offering during the preceding two years, of shares of stock held by an interested stockholder.

In addition, if an interested stockholder becomes the beneficial owner of more than 50% of our voting stock as a result of transactions not involving our issuance of capital stock to such interested stockholder or an affiliate or associate thereof, stockholders other than the interested stockholder and its affiliates and associates will have the option to have us redeem their shares of our voting stock. Such option will not be available if, within ten days after commencement of a tender offer by an interested stockholder for shares of our common stock, a majority of the continuing directors recommend that stockholders accept the tender offer, or if, within 30 days of our receipt of notice of the interested stockholder becoming the beneficial owner of more than 50% of our voting stock, the continuing directors determine that such redemption would not be in our best interests. In the event these redemption rights are triggered, certain rights described below under “—Stockholder Rights Plan” would generally also be triggered.

The provisions of our certificate of incorporation relating to business combinations with an interested stockholder and related redemption rights may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.

Delaware Anti-Takeover Statute

Transactions that are not governed by the business combination provision in our certificate of incorporation, as described above, are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•  Prior to such date, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•  Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding, those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•  On or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

Stockholder Rights Plan

We have adopted a stockholder rights plan to deter certain coercive takeover tactics and enable our board of directors to represent effectively the interests of stockholders in the event of a takeover attempt of our company. The rights plan does not deter negotiated mergers or business combinations that our board of directors determines to be in the best interests of the Company and its stockholders. Rather, the purpose of the rights plan is to deter certain coercive takeover tactics and enable our board of directors to represent effectively the interests of stockholders in the event of a takeover attempt.

To implement the rights plan our board of directors declared and paid a dividend of one preferred share purchase right for each share of our common stock outstanding. Each right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A Preferred Stock, par value $.01 per share at a price of $10.00 per one one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement between us and Computershare Trust Company, Inc., f/k/a American Securities Transfer & Trust, Inc., as Rights Agent.

Initially and until a Distribution Date (as defined in the Rights Agreement) occurs, the rights are attached to all shares of our common stock and no separate rights certificates are issued. Prior to a Distribution Date, the rights are not exercisable, transfer automatically with shares of our common stock and are not separately transferable.

On the “Distribution Date” separate certificates evidencing the rights will be mailed to holders of record of the our common stock. The Distribution Date is the earlier to occur of the following four events:

•  the twentieth day after a public announcement that a person or group of affiliated or associated persons has acquired 20% or more of our outstanding common stock, thereby becoming an “Acquiring Person” under the Rights Agreement;

•  the twentieth day after a public announcement that a person or group has acquired 15% or more of our outstanding common stock, thereby becoming an Acquiring Person if our board of directors determines either (i) that such person or group intends to take actions which would be detrimental to the long-term interests of us or our stockholders, or (ii) that such ownership would be detrimental to us in other respects;

•  the twentieth day after the commencement of a tender offer or exchange offer, or an announcement of a person’s intent to commence a tender or exchange offer, that would result in a person or group beneficially owning 20% or more of our outstanding common stock; or

•  the twentieth day after the filing by any person of a registration statement with respect to a contemplated exchange offer to acquire beneficial ownership of 20% or more of our outstanding common stock.

In the latter two instances of a Distribution Date, our board of directors may extend the twenty-day period, but not beyond the time that a person or group becomes an Acquiring Person.

Acquisitions by us, any of our subsidiaries or any of our employee benefit plans will not result in the acquiring entity becoming an Acquiring Person.

After the Distribution Date, the rights will be tradable separately from our common stock. After the Distribution Date and after our right to redeem the rights (as described below) has expired, the rights will be exercisable in two different ways depending on the circumstances as set forth below.
Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred Stock, the value of one one-hundredth interest in a share of such preferred stock should approximate the value of one share of our common stock. For convenience, the discussion relating to the rights to purchase our common stock and the Acquiring Person’s stock, each immediately below, is expressed in terms of the exercise of a right to purchase shares of our common stock.

If a person or group becomes an Acquiring Person and our redemption right has expired, each holder of a Right (except those held by the Acquiring Person and its affiliates and associates) will have the right to purchase, upon exercise, shares of our common stock having a value equal to two times the exercise price of the right. In other words, the rights holders other than the Acquiring Person may purchase shares of our common stock at a 50% discount.

For example, at the exercise price of $10.00 per right, each right not owned by an Acquiring Person would entitle its holder to purchase $20.00 worth of our common stock for $10.00. Assuming a value of $8.00 per share of common stock at such time, the holder of each valid right would be entitled to purchase 2.5 shares of our common stock for $10.00.

Alternatively, if, in a transaction not approved by our board of directors, we are acquired in a merger or other business combination or 50% or more of our assets or earning power are sold after a person or group has become an Acquiring Person, and our redemption right has expired, proper provision will be made so that each holder of a right will thereafter have the right to purchase, upon exercise, that number of shares of common stock of the acquiring company as have a market value of two times the exercise price of the right. In other words, a rights holder may purchase the acquiring company’s common stock at a 50% discount.

At any time after any person or group becomes an Acquiring Person and before the Acquiring Person acquires 50% or more of our outstanding common stock, our board of directors may exchange the rights (other than rights owned by the Acquiring Person which will have become void), in whole or in part, for shares of our common stock for consideration per right consisting of one-half of the securities that otherwise would be issuable.

We may redeem the rights, in whole but not in part, at a price of $.001 per right at any time up to and including the twentieth day after the time a person or group has become an Acquiring Person. Immediately upon redemption, the right to exercise will terminate and the only right of holders will be to receive the redemption price.

The rights expire on April 29, 2009 unless the expiration date is extended by amendment or unless the rights are earlier redeemed or exchanged by us as described above. Prior to a Distribution Date, the terms of the rights may be amended by our board of directors in its discretion without the consent of the rights holders. After a Distribution Date, our board of directors may, subject to certain limitations, amend the Rights Agreement to clarify or resolve any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement or to make other changes that do not adversely affect the interests of the rights holders (excluding the interests of Acquiring Persons).

Classified Board of Directors

Our board of directors is divided into three classes of directors as nearly equal in number as possible. Presently, our board of directors consists of five directors. Each director who is elected at an annual meeting of stockholders is elected for a three-year term expiring at the third annual meeting of stockholders after such director’s election. Accordingly, under most circumstances, directors of one class only are elected at each year’s annual meeting of stockholders. If elected, all nominees are expected to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

Removal of Directors

Our certificate of incorporation provides that directors may only be removed from office without cause by an affirmative vote of the holders of 80% of our outstanding voting stock, and may only be removed with cause by an affirmative vote of the holders of a majority of our outstanding voting stock. Only our board of directors is authorized to fill vacant directorships or change the size of our board. The provisions of our certificate of incorporation relating to removal of directors, the size of our board, filling vacancies on the board and related matters may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.

Stockholder Action; Special Meetings of Stockholders

Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, or by the Chairman or Vice Chairman of the board or by our President.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are generally available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Century Casinos, Inc.
                                            (Registrant)

Date: July 11, 2005                                                 By: /s/ Larry Hannappel
                                                  Larry Hannappel, Senior Vice President, Secretary and Treasurer